Exhibit 10.4
ENHANCED GROUP INC.
FOUNDER PLAN
AS OF MAY 7, 2026
ARTICLE I
GENERAL
1.1    Purpose
The purpose of the Enhanced Group Inc. Founder Plan (as amended from time to time, the “Plan”) is to: (1) provide Founders (as hereinafter defined) of Enhanced Group Inc., a Texas corporation (the “Company”) and its Subsidiaries, the opportunity to receive stock-based incentive awards; (2) align the interests of Founders with the Company’s shareholders; and (3) promote ownership of the Company’s equity. Upon approval of this Plan by the Company’s shareholders, and subject to the consummation of the transactions (the “Enhanced Business Combination”) contemplated in that certain Business Combination Agreement, dated as of November 26, 2025, by and among A Paradise Acquisition Corp., A Paradise Merger Sub I, Inc. and Enhanced Ltd (the “Business Combination Agreement”), the Plan will become effective.
1.2    Definitions of Certain Terms
For purposes of this Plan, the following terms have the meanings set forth below:
1.2.1    “Award” means an award granted pursuant to the Plan.
1.2.2    “Award Agreement” means the written document by which each Award is evidenced, and which may but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing, and acceptance thereof, will be deemed to include an electronic writing, and acceptance thereof, to the extent permitted by applicable law.
1.2.3    “Apeiron” means (a) Apeiron Investment Group, (b) any affiliate or discretionary or managed account of Apeiron Investment Group or (c) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the persons described in clause (a) or (b) are members; provided, that in the case of this clause (c), persons in clauses (a) and (b) control a majority of the voting securities of such “group”.
1.2.4    “Board” means the Board of Directors of the Company.
1.2.5    “Cause” means, in the case of a Grantee who is a party to an employment, consulting or severance agreement with the Company or any of its Affiliates that contains a definition of “Cause,” the definition set forth in such agreement with respect to the Grantee under such agreement for so long as such agreement remains in effect. In the case of any other Grantee, unless otherwise provided in an Award Agreement, the term “Cause” means, with respect to the termination of a Grantee’s Employment, the occurrence of any one or more of the following events: (i) conviction of, or pleading guilty or no contest to, a felony, a gross misdemeanor or any crime involving fraud, dishonesty or moral turpitude; (ii) misconduct or any unlawful act which is or may be expected to be materially injurious or detrimental to the reputation or financial interests of the Company or its Affiliates; (iii) repeated failure to substantially perform his or her duties, as specified by the Company or any of its Affiliates, diligently and in a manner consistent with prudent business practice (other than failure resulting from incapacity due to mental or physical illness or injury or from any authorized time off or leave); (iv) material violation of, or failure or refusal to comply with, the written policies and procedures of the Company or its Affiliates (including any policy regarding engaging in any discriminatory or sexually harassing behavior, or other policies of general applicability relating to the conduct of employees, directors, officers, or consultants of the Company or its Affiliates); (v) attempted commission of, or participation in, a fraud or theft of property of the Company or its Affiliates or any client of the Company or its Affiliates or falsification of documents of the Company or its Affiliates or dishonesty in their preparation; (vi) use of alcohol, illegal drugs, or illegal controlled substances that has a material adverse impact on his or her performance of services for the Company or its Affiliates; (vii) breach of any material provision of any agreement with the Company or its Affiliates, including any non-competition, non-solicitation, non-disparagement or confidentiality provisions, or any other similar restrictive covenants to which the Grantee is or may become a party with the Company or its Affiliates; (viii) commission of, or being subject to, a disqualifying event or condition described in Rule 506(d) of Regulation D of the Securities Act; or (ix) (1) obstruction, (2) attempts to influence, obstruct or impede, or (3) failure to materially cooperate with an investigation authorized by the Board or a self-regulatory organization (an “Investigation”), or such Grantee’s withholding, removal, concealment, destruction, alteration or falsification of any material requested in connection with an Investigation, or attempt to do so or solicitation of another to do so.
1.2.6    “Change in Control” means, except in connection with any initial public offering of the Common Stock (including, for the avoidance of doubt, the Enhanced Business Combination), the occurrence of any of the following events after the completion of the initial public offering of the Company:
(a)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership or acquisition of Company Voting Securities:  (A) by the Company Group, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company Group, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) by Apeiron or (E) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);

(b)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), excluding such a Business Combination with Apeiron, unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by Shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than (i) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent or (ii) Apeiron), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) (any Business Combination which satisfies all of the criteria specified in (A) and (B) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”);
(c)    the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company or Apeiron); or
(d)    the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company Group which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company Group such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.
1.2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
1.2.8    “Committee” has the meaning set forth in Section 1.3.1.
1.2.9    “Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.4.
1.2.10    “Company Group” means the Company and any Subsidiary, and any successor entity thereto.

1.2.11    “Company Voting Securities” has the meaning provided in the definition of Change in Control.
1.2.12    “Consent” has the meaning set forth in Section 3.3.2.
1.2.13    “Consultant” means any individual (other than a non-employee Director) that provides bona fide consulting or advisory services to the Company Group.
1.2.14    “Covered Person” has the meaning set forth in Section 1.3.4.
1.2.15    “Director” means a member of the Board.
1.2.16    “Effective Date” has the meaning set forth in Section 3.24.
1.2.17    “Employee” means a regular, active employee and/or a prospective employee of the Company Group, but not including a non-employee Director.
1.2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.19    “Fair Market Value” means, with respect to a Share, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.
1.2.20        “Founder” means each of Maximilian Martin, Christian Angermayer, and any other Employee, Director or Consultant identified as such by the Board.
1.2.21        “Good Reason” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following in the absence of the Grantee’s written consent: (i) any material and adverse change in the Grantee’s position or authority with the Company Group as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company Group within 30 days after receipt of notice thereof given by the Grantee; (ii) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or (iii) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies generally to similarly situated employees. If the Grantee does not deliver to the Company Group a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give the Company Group 30 days to cure the event constituting Good Reason and resign for Good Reason within 30 days after the end of such cure period.
1.2.22    “Grantee” means a Founder (as hereinafter defined) or any entity controlled by a Founder that receives an Award under the Plan.
1.2.23     “Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.
1.2.24    “Other Stock-Based or Cash-Based Awards” has the meaning set forth in Section 2.8.
1.2.25    “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards.
1.2.26    “Plan” has the meaning set forth in Section 1.1.
1.2.27    “Plan Action” has the meaning set forth in Section 3.3.1.
1.2.28    “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
1.2.29    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.30    “Service” means a Grantee’s service relationship with the Company or any of its Affiliates, so long as the Participant is in a position to make a contribution to the success of the Company and its Subsidiaries and is providing services on the date of grant of the Award to the Company or to a Subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations. Service will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Grantee is providing services in a capacity described in the immediately preceding sentence. If the Grantee’s service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, the Grantee’s Service will be deemed to have terminated when the entity ceases to be a Subsidiary of the Company unless the Grantee transfers Service to the Company or one of its remaining Subsidiaries.
1.2.31    “Share Reserve” has the meaning set forth in Section 1.6.1.
1.2.32    “Shares” means shares of Common Stock.
1.2.33    “Subsidiary” means any corporation, partnership, limited liability company or other legal entity in which the Company, directly or indirectly, owns stock or other equity interests possessing 25% or more of the total combined voting power of all classes of the then-outstanding stock or other equity interests.
1.2.34    “Surviving Entity” has the meaning provided in the definition of Change in Control.
1.2.35    “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary or parent corporation of the Company.
1.2.36    “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.
1.3    Administration
1.3.1    The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a)    exercise all of the powers granted to it, and make all determinations, under the Plan;
(b)    construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided, that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Grantee’s Award, (1) the affected Grantee shall file a written claim with the Committee for review, explaining the reasons for such claim, and (2) the Committee’s decision must be written and must explain the decision;
(c)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d)    grant, or recommend to the Board for approval to grant, Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards;
(e)    amend the Plan or any outstanding Award Agreement in any respect including, without limitation, to:
(1)    accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or waive or amend any vesting terms,
(2)    accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted

Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),
(3)    waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions, or
(4)    reflect a change in the Grantee’s circumstances (e.g., a change in the scope of services, duties or responsibilities); and
(f)    determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.14,
(1)    Awards may be:
(A)    settled in cash, Shares, other securities, other Awards or other property,
(B)    exercised, or
(C)    canceled, forfeited or suspended,
(2)    Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,
(3)    Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees, and
(4)    the exercise price for any stock option or stock appreciation right may be reset.
1.3.2    The determination of the Committee on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Committee may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 1.3.2 as it deems appropriate in its sole discretion in accordance with applicable law. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company Group, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rules 16(b)-3(d)(1) or 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.
1.3.4    No member of the Board or Committee or any person to whom the Board or Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person or entity (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company Group against and from:
(a)    any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith; and
(b)    any and all amounts paid by such Covered Person, with the Company Group’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided, that the Company Group will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company Group gives notice of its intent to assume the defense, the Company Group will have sole control over such defense with counsel of the Company Group’s choice.
The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws, pursuant to any indemnification agreements between such Covered Person and the Company Group, as a matter of law, or otherwise, or any other power that the Company Group may have to indemnify such persons or hold them harmless.
1.4    Eligibility for Awards
Awards under the Plan may be made only to a Founder and any entity controlled by a Founder, provided that each Grantee is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act.

1.5    Types of Awards Under Plan
Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Common Stock: stock options, stock appreciation rights, restricted Shares, restricted stock units, dividend equivalent rights, options and performance-based awards, and other equity-based or equity-related Awards (as further described in Section 2.8) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company Group.
1.6    Shares of Common Stock Available for Awards
1.6.1    Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the maximum number of Shares that may be granted under the Plan shall initially be 6,711,521 Shares (the “Share Reserve”).
1.6.2    Shares subject to awards that are assumed, converted or substituted under the Plan as a result of the Company Group’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of Shares that may be granted under the Plan. Available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of Shares available for grant under the Plan, subject to applicable stock exchange requirements.
1.6.3    Replacement of Shares. Shares subject to an Award that is forfeited (including any restricted Shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, will be available for future grants of Awards under the Plan and will be added back in the same number of Shares as were deducted in respect of the grant of such Award. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards will not be counted against the Shares available for issuance under the Plan. Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of a stock option will not be counted against the Shares available under the Plan.
1.6.4    Adjustments. The Committee will:
(a)    adjust the type of property or securities, including Shares, and the number thereof, authorized pursuant to Section 1.6.1;
(b)    adjust the individual Grantee limitations set forth in the Plan;
(c)    adjust any other terms of the Plan and the terms of any outstanding Awards (including, without limitation, the number of Shares covered by each outstanding Award, the type of property or securities to which the Award relates and the exercise or strike price of any Award), in such manner as the Committee deems appropriate (including, without limitation, by payment of cash or other property or securities) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock or other property or securities other than Shares) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split-up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided, that no such adjustment may be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A.
ARTICLE II
AWARDS UNDER THE PLAN
2.1    Agreements Evidencing Awards
Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.14, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company Group. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2    No Rights as a Shareholder
No Grantee (or other person or entity having rights pursuant to an Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 1.6.4 or the terms of the Award, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the share certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.
2.3    Options
2.3.1    Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2    Exercise Price. The exercise price per Share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.4, may never be less than the Fair Market Value of a Share on the date of grant.
2.3.3    Term of Stock Option. In no event will any stock option be exercisable after the expiration of ten (10) years from the date on which the stock option is granted.

2.3.4    Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and as set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option.
To exercise a stock option, the Grantee must give written notice to the Company specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:
(a)    personal check,
(b)    Shares, based on the Fair Market Value as of the exercise date,
(c)    any other form of consideration approved by the Company and permitted by applicable law, and
(d)    any combination of the foregoing.
The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.
2.4    Stock Appreciation Rights
2.4.1    Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.4.2    Exercise Price. The exercise price per Share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.4, may never be less than the Fair Market Value of a Share on the date of grant.
2.4.3    Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of ten (10) years from the date on which the stock appreciation right is granted.
2.4.4    Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the stock appreciation right.

To exercise a stock appreciation right, the Grantee must give written notice to the Company specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to: (a) the excess of: (i) the Fair Market Value of the Common Stock on the date of exercise over the exercise price of such stock appreciation right, multiplied by (b) the number of stock appreciation rights exercised, will be delivered to the Grantee.
Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.
2.5    Restricted Shares
2.5.1    Grants. The Committee may grant or offer for sale restricted Shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such Shares, the Grantee will have the rights of a shareholder with respect to the restricted Shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted Shares will be issued a certificate in respect of such Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such Shares. In the event that a certificate is issued in respect of restricted Shares, such certificate may be registered in the name of the Grantee, and will, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, but will be held by the Company or its designated agent until the time the restrictions lapse. If the restricted Shares are registered in another system, such as book-entry form, the restrictions will be placed on such system.
2.5.2    Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted Shares will, during the period of restriction, be the beneficial and record owner of such restricted Shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any restricted Share will be retained by the Company and will be paid to the relevant Grantee (without interest) when the Award of restricted Shares vests and will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 1.6.4).
2.6    Restricted Stock Units
The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company, until delivery of

Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one Share, cash or other securities or property equal in value to a Share or a combination thereof, as specified by the Committee.
2.7    Dividend Equivalent Rights
The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided, that no such payments may be made unless and until the Award to which they relate vests.
2.8    Other Stock-Based or Cash-Based Awards
The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted Shares, performance share awards, and performance units settled in cash) (“Other Stock-Based or Cash-Based Awards”) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual Shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.9    Repayment If Conditions Not Met
If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted Shares, an amount equal to the Fair Market Value (determined at the time such Shares became vested) of such restricted Shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the Shares delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy other obligations in respect of such Award.
ARTICLE III
MISCELLANEOUS
3.1    Amendment of the Plan
3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.4 and 3.6, no such amendment may materially adversely impair the rights of the Grantee of any Award without such Grantee’s consent. Subject to Sections 1.3, 1.6.4 and 3.6, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without such Grantee’s consent.
3.1.2    Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, that if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require shareholder approval under Section 422 of the Code will be effective without the approval of the Company’s shareholders.
3.2    Tax Withholding
Grantees will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax),
(a)    the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable),
(b)    the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise), or
(c)    the Company may enter into any other suitable arrangements to withhold, in each case in the Company’s discretion, the amounts of such taxes to be withheld based on the individual tax rates applicable to the Grantee.

3.3    Required Consents and Legends
3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then, subject to Section 3.14, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended Shares.
3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes:
(a)    any and all listings, registrations, qualifications, consents, clearances or approvals in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States, or by any governmental or other regulatory body or any self-regulatory agency,
(b)    any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to administer the Plan and Awards, effect tax withholding, administer applicable policies and comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(c)    any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.
3.4    Right of Offset
The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts that the Grantee then owes to the Company Group. Notwithstanding the foregoing, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A.
3.5    Nonassignability; Hedging
Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned or otherwise disposed of, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will, by the laws of descent and distribution or as permitted by any hedging or pledging policy that the Company Group may adopt from time to time, and all such Awards (and any rights thereunder) will be exercisable during the life or term of existence of the Grantee only by the Grantee, the Grantee’s legal representative or the Grantee’s duly authorized representative. Any sale, exchange, transfer, assignment or other disposition in violation of the provisions of this Section 3.5 will be null and void. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
3.6    Change in Control
3.6.1    Unless the Committee determines otherwise, or as otherwise provided in the applicable Award Agreement, if a Grantee’s Service is terminated by the Company Group without Cause, or the Grantee resigns the Grantee’s Service for Good Reason, in either case, or any successor entity thereto on or within two (2) years after a Change in Control, (i) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any Shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of Service. As of the date on which the Change in Control occurs, any outstanding performance-based Awards shall be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period.
3.6.2    Notwithstanding the foregoing, in the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of stock options and stock appreciation rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of Service within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; or (iv) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control, and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void), and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
3.7    No Continued Service; Right to Terminate Reserved
Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will confer upon any Grantee any right to continued Service with the Company Group nor will it interfere in any way with the right of the Company Group to terminate, or alter the terms and conditions of, such Service at any time.
3.8    Nature of Payments
3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company Group by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2    All such grants and deliveries of Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee, will not entitle the Grantee to the grant of any future Awards and will not give rise to any right to benefits under any other plan of the Company Group or under any agreement with the Grantee, unless the Company Group specifically provides otherwise.
3.9    Non-Uniform Determinations
3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform, and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards, and (c) whether a Grantee’s Service has been terminated for purposes of the Plan.
3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with local laws or practices of jurisdictions other than the United States and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (a) establish special rules applicable to Awards to Grantees that are non-United States nationals, that provide services outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules, and (b) cause the Company to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Company for the cost of such equity incentives.
3.10    Other Payments or Awards
Nothing contained in the Plan will be deemed in any way to limit or restrict the Company Group from making, or to require the Company Group to make, any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11    Plan Headings
The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.12    Termination of Plan
The Board reserves the right to terminate the Plan at any time; provided, that in any case, the Plan will terminate on the day before the tenth (10th) anniversary of the Effective Date, unless terminated earlier by the Board; and, provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.13    Clawback/Recapture Policy
Awards under the Plan will be subject to any clawback or recapture policy that the Company Group may adopt from time to time (including, for the avoidance of doubt, the Enhanced Group Inc. Clawback Policy), to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company Group after they have been distributed to the Grantee.
3.14    Section 409A
3.14.1    All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption.

The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern.
3.14.2    Without limiting the generality of Section 3.14.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A, in each case to the extent required to comply with Section 409A:
(a)    any payment due upon a Grantee’s termination of Service will be paid only upon such Grantee’s “separation from service” from the Company Group within the meaning of Section 409A;
(b)    any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in ownership” or “change in effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;
(c)    if the Grantee is a “specified employee” within the meaning of Section 409A, any payment to be made with respect to such Award in connection with the Grantee’s “separation from service” from the Company Group within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six (6) months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;
(d)any other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);
(e)    with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
(f)    if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

(g)    if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and
(h)    for purposes of determining whether the Grantee has experienced a separation from service from the Company Group within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations; provided, that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
3.15    Governing Law
THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
3.16    Arbitration; Service of Process
3.16.1    Arbitration of Disputes. To the fullest extent permitted by applicable law, any dispute or controversy arising under or in connection with the Plan shall be settled exclusively by arbitration, in accordance with the rules of the American Arbitration Association as then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
3.16.2    Procedures; Enforcement. The arbitration hearing shall commence within ninety (90) calendar days after the arbitrator is selected, unless the Company and a Grantee mutually agree to extend this time period. The arbitration shall take place in Dallas, Texas. The arbitrator will have full power to give directions and make such orders as the arbitrator deems just, and to award all remedies that would be available in court. Nonetheless, the arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of the Plan. The arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based within thirty days after the conclusion of the arbitration hearing. The award rendered by the arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered or vacated in any court of competent jurisdiction.
3.16.3    Service of Process. The Company and each Grantee irrevocably consent to service of process in any manner permitted under the laws of the State of Texas, or by United States registered or certified mail, return receipt requested. For service upon a Grantee, each Grantee consents to receive service of process via the manners described in this Section 3.16.3 at the address on file with the Company. Nothing in the Plan will affect the right of the Company or any Grantee to serve process in any other manner permitted by applicable law.

3.16.4    Cost Allocation. In the event of any contest or dispute between the Company and a Grantee relating to the Plan, each of the parties shall bear its own costs and expenses.
3.17    Waiver of Jury Trial
EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.18    Waiver of Claims
Each Grantee of an Award recognizes and agrees that, before being selected by the Committee to receive an Award, the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company Group or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the Grantee’s consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company Group and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
3.19    Repricing; Reloads
The Committee shall, without the approval of the Company’s shareholders, have the authority to (a) amend any outstanding stock option or stock appreciation right to reduce its exercise price per Share and (b) grant stock options and stock appreciation rights with automatic reload features.
3.20    Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.21    No Liability With Respect to Tax Qualification or Adverse Tax Treatment
Notwithstanding anything to the contrary contained herein, in no event will the Company Group be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or non-United States tax treatment or (b) avoid adverse tax treatment under United States or non-United States law, including, without limitation, Section 409A.
3.22    No Third-Party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company Group and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.23    Successors and Assigns of the Company
The terms of the Plan will be binding upon, and inure to the benefit of, the Company and any successor entity, including as contemplated by Section 3.6.
3.24    Date of Adoption
The Plan was approved by the Board on April 6, 2026. The Plan will become effective on the consummation of the Enhanced Business Combination (the “Effective Date”), provided that it is approved by the Company’s shareholders prior to such date and within 12 months following the date the Board approved the Plan. If the Plan is not approved by the Company’s shareholders within the foregoing time frame, or if the Business Combination Agreement is terminated prior to the consummation of the Enhanced Business Combination, the Plan will not become effective.